UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2022
KAR Auction Services, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-34568	20-8744739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11299 N. Illinois Street
Carmel, Indiana 46032
(Address of principal executive offices)
(Zip Code)

(800) 923-3725
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KAR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On September 28, 2022, Automotive Finance Corporation (“AFC”), a subsidiary of KAR Auction Services, Inc. (the “Company”), and AFC Funding Corporation (“AFC Funding”), a wholly owned, bankruptcy remote, consolidated, special purpose subsidiary of AFC, entered into a Tenth Amended and Restated Receivables Purchase Agreement, dated as of September 28, 2022, by and among AFC, AFC Funding, Fairway Finance Company, LLC (“Fairway Finance”), Fifth Third Bank, National Association (“Fifth Third”), Chariot Funding LLC (“Chariot Funding”), PNC Bank, National Association (“PNC”), Thunder Bay Funding, LLC (“Thunder Bay”), Truist Bank (“Truist”), BMO Capital Markets Corp., JPMorgan Chase Bank, N.A., Royal Bank of Canada and Bank of Montreal (as amended and restated, the “Receivables Purchase Agreement”), pursuant to which AFC Funding sells an undivided ownership interest in the receivables and related rights it purchases from AFC to Fairway Finance, Fifth Third, Chariot Funding, Bank of Montreal, PNC, Thunder Bay and Truist (collectively, the “Purchasers”). The Purchasers’ investment in the receivables and related rights, together with a return thereon, is paid from collections of the finance receivables held by AFC Funding.

On September 28, 2022, Automotive Finance Canada Inc. (“AFCI”), a subsidiary of the Company, and the Company entered into the Sixth Amended and Restated Receivables Purchase Agreement (as amended, the “Canadian Receivables Purchase Agreement”), dated as of September 28, 2022, with BNY Trust Company of Canada, in its capacity as trustee of Precision Trust, a Canadian multi-seller conduit administered by BMO Nesbitt Burns Inc. (the “Trust”). Pursuant to the Canadian Receivables Purchase Agreement, AFCI sells undivided interests in certain eligible Canadian-dollar denominated finance receivables to the Trust on a revolving basis.

The respective finance receivables sold and a cash reserve serve as security for the obligations to the Purchasers under the Receivables Purchase Agreement and for the obligations to the Trust under the Canadian Receivables Purchase Agreement. In each case, the amount of the cash reserve depends on circumstances which are set forth in the respective agreements. After the occurrence of a termination event, as defined in the Receivables Purchase Agreement, the Purchasers may, and could, cause the stock of AFC Funding to be transferred to the agent under the Receivables Purchase Agreement for the benefit of the Purchasers, though as a practical matter the Purchasers would look to the liquidation of the receivables under the transaction documents as their primary remedy. Upon the occurrence of a termination event under the Canadian Receivables Purchase Agreement, the Trust has discretion to liquidate the receivables under the applicable transaction documents as its primary remedy. Termination events, as defined in the Receivables Purchase Agreement, include, among other things, breaches of representations and warranties; failures to perform covenants and other obligations as seller or servicer; violations of financial covenants related to AFC, AFC Funding or the Company (including, among others, limits on the amount of debt AFC can incur, minimum levels of tangible net worth of AFC and AFC Funding, and certain financial covenants contained in the Company’s senior secured credit agreement); defaults in payment of other indebtedness of the Company, AFC or AFC Funding; violation of certain covenants related to the performance of the receivables portfolio; the occurrence of a material adverse change in the collectability of the receivables owned by AFC Funding or the business, operations, property or financial condition of AFC or AFC Funding; certain changes in control of AFC or AFC Funding; and certain bankruptcy events with respect to AFC, AFC Funding or the Company. The Canadian Receivables Purchase Agreement includes substantially similar termination events pertaining to AFCI, AFC and the Company, as applicable.

The following provides a brief description of the amendments effected by the Receivables Purchase Agreement and the Canadian Receivables Purchase Agreement that are material to the Company. The program limit under the Canadian Receivables Purchase Agreement remains at $225.0 million.

Receivables Purchase Agreement
•The aggregate maximum commitment of the Purchasers was increased from $1.70 billion to $2.00 billion;
•The Termination Date was extended from January 31, 2024 to January 31, 2026;
•The discount is now based on SOFR reference rate for a one-month tenor plus a spread;
•The required enhancement percentage was reduced and may be further reduced by consent of all Purchasers;
•The net spread trigger for the level one trigger has been favorably modified;
•Provisions designed to provide additional lending and operational flexibility were favorably modified or added; and
•Provisions providing for a mechanism for determining an alternative rate of interest were modified.

Canadian Receivables Purchase Agreement
•The Termination Date was extended from January 31, 2024 to January 31, 2026;
•The required enhancement percentage was reduced and may be further reduced by consent of all Purchasers;
•The net spread trigger for the cash reserve event has been favorably modified; and
•Provisions designed to provide additional lending and operational flexibility were favorably modified or added.

Certain of the Purchasers and agents and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking, commercial banking and other services for the Company and its affiliates, for which they received or will receive customary fees and expenses. JPMorgan Chase Bank, N.A. is the administrative agent and a lender and Fifth Third, PNC, Truist, Royal Bank of Canada and BMO Harris Bank, N.A., an affiliate of Bank of Montreal, are lenders under a credit agreement with the Company, the ultimate parent of AFC and AFC Funding.

In addition, BMO Nesbitt Burns Inc., or certain of its affiliates (“BMO”), previously acted as agent for the Purchasers and currently acts as a purchasing agent for Fairway Finance and Bank of Montreal under the Receivables Purchase Agreement, was an underwriter in the initial public offering and secondary offerings of the Company’s common stock, and has, from time to time, performed, and may in the future perform various commercial banking and other services for the Company and its affiliates.

The above description of the amendments effected by the Receivables Purchase Agreement and the Canadian Receivables Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Receivables Purchase Agreement and the Canadian Receivables Purchase Agreement, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022. The Company intends to claim confidential treatment for certain of the information included in the Receivables Purchase Agreement and the Canadian Receivables Purchase Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a
Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Forward-Looking Statements

Certain statements contained in this report include “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. In particular, statements made in this report that are not historical facts may be forward-looking statements. Words such as “should,” “may,” “will,” “anticipate,” “expect,” “project,” “target,” “intend,” “plan,” “believe,” “seek,” “estimate,” “assume,” “could,” “continue” and similar expressions identify forward-looking statements. The forward-looking statements contained in this presentation are based on management’s current assumptions, expectations and/or beliefs, are not guarantees of future performance and are subject to substantial risks, uncertainties and changes that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, and those described from time to time in our reports filed with the Securities and Exchange Commission. Many of these risk factors are outside of our control, and as such, they involve risks which are not currently known that could cause actual results to differ materially from those discussed or implied herein. The forward-looking statements in this report are made as of the date on which they are made and we do not undertake to update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:    October 3, 2022                KAR Auction Services, Inc.

                            /s/ Eric M. Loughmiller
                            Eric M. Loughmiller
Executive Vice President and Chief Financial Officer